Exhibit 15.3
CONYERS DILL & PEARMAN 29th Floor One Exchange Square 8 Connaught Place Central Hong Kong T +852 2524 7106 | F +852 2845 9268 conyers.com

February 28, 2024

Matter No.: 838156

Doc Ref: 108779456

(852) 2842 9530

Richard.hall@conyers.com

HUTCHMED (China) Limited

48th Floor, Cheung Kong Center

2 Queen’s Road Central

Hong Kong

Dear Sirs,

Re:HUTCHMED (China) Limited (the “Company”)

Annual Report on Form 20-F

We hereby consent to the filing of this letter as an exhibit to the Company’s annual report on Form 20-F for the year ended December 31, 2023 (the “Annual Report”) with the U.S. Securities and Exchange Commission and to the inclusion therein of the reference to our name on page 206 of the annual report under the heading “Taxation – Overview of Tax Implications of Various Other Jurisdictions – Cayman Islands Taxation” in the form and context in which they appear, and further consent to the incorporation by reference into the Company’s registration statement on Form S-8 (File No. 333-240180, No. 333- 224391 and No. 333-212406) of the summary of our opinion under the heading “Taxation – Overview of Tax Implications of Various Other Jurisdictions – Cayman Islands Taxation” in the Annual Report.   In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the Rules and Regulations of the U.S. Securities and Exchange Commission thereunder.

Yours faithfully,

/s/Conyers Dill & Pearman

Conyers Dill & Pearman

Partners: Piers J. Alexander, Christopher W. H. Bickley, Peter H. Y. Ch’ng, Anna W. T. Chong, Angie Y. Y. Chu, Vivien C. S. Fung, Richard J. Hall, Norman Hau, Wynne Lau, Paul M. L. Lim, Anna W. X. Lin, Teresa F. Tsai, Flora K. Y. Wong, Lilian S. C. Woo, Mark P. Yeadon

Consultant: David M. Lamb

BERMUDA | BRITISH VIRGIN ISLANDS | CAYMAN ISLANDS